                                                                  EXHIBIT 3.2

                                   BY-LAWS

                                      OF

                               DIAL REIT, INC.

                (Amended and Restated as of April 20, 1992)


                                   ARTICLE I

                                   OFFICES

     Section 1.01 PRINCIPAL OFFICE. The Company's principal office in the State of Maryland shall be in the City of Baltimore, State of Maryland.

     Section 1.02 PRINCIPAL EXECUTIVE OFFICE. Unless otherwise determined from time to time by the Board of Directors, the principal executive office of the Company shall be in the City of Omaha and State of Nebraska.

     Section 1.03 OTHER OFFICES. The Company may also have offices at such other places both in and out of the State of Maryland as the Board of Directors may from time to time determine or the business of the Company may require.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     Section 2.01 PLACE OF MEETINGS. Meetings of Stockholders shall be held at the office of the Company in the City of Omaha and State of Nebraska, or at any other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice hereof.

     Section 2.02 ANNUAL MEETINGS. Annual meetings of Stockholders, commencing with the year 1990, shall be held on the 1st day of June if not a legal holiday, and if a legal holiday then on the next secular day following at 10:00 A.M., or at such other date and time within thirty (30) days thereafter as shall be fixed by the Board of Directors and stated in the notice of meeting, but in no event more than sixty (60) days following the distribution of the Annual Report to the Stockholders of the Company pursuant to Section 7.02 hereof, at which the Stockholders shall elect a Board of Directors and may transact any business within the powers of the Company.
Any business of the Company may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by law to be stated in the notice.

     Section 2.03 SPECIAL MEETINGS. At any time in the interval between annual meetings, special meetings of the Stockholders, unless otherwise provided by law or by the Charter, may be called by a majority of the Board of Directors, a majority of the Independent Directors (as defined in Section
3.01 hereof), or the President or upon the written request of the holders of shares representing not less than ten percent (10%) of all the votes entitled to be cast at such meeting. Such written request of the Stockholders shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall give notice of such meeting in accordance with the provisions hereof stating the purpose or purposes of the meeting to all Stockholders entitled to notice at such meeting. No special meeting need be called upon the request of the holders of less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the Stockholders held during the preceding twelve (12) months. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.

     Section 2.04 NOTICE OF MEETINGS. Not less than ten (10) nor more than ninety (90) days before the date of every meeting of Stockholders, the Secretary shall give to each Stockholder entitled to vote at such meeting, and to each Stockholder not entitled to vote who is entitled by law to notice, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the Stockholder at his post office address at it appears on the records of the Company.

     In the case of a special meeting of Stockholders convened at the request of Stockholders, as provided for in Section 2.03 above, the notice herein provided for shall be given by the Secretary, in the manner herein provided, within ten (10) days after receipt of such request of Stockholders. Such a special meeting shall be held not less than twenty (20) nor more than sixty
(60) days after receipt of said request of Stockholders.

     Section 2.05 QUORUM. At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of the votes shall constitute a quorum; but this Section shall not affect any requirement of law or under the Company's Charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, a majority of the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2.06 VOTING. A majority of the votes cast at a meeting of Stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by law or by the Company's Charter or by these By-Laws and except that a plurality of votes shall be required for the election of any Director. Except in the election of Directors, which shall be by written ballot, or unless required by statute or by these By-Laws or demanded by Stockholders present in person or represented by proxy entitled to cast twenty five percent (25%) of the votes entitled to be cast at a meeting, any vote of Stockholders need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the Stockholder or his proxy and shall state the number of shares voted.

     Unless any statute or the Company's Charter provide otherwise, each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders, but no share shall be entitled to vote if any installment payable thereon is overdue and unpaid. A Stockholder may vote only the shares owned by him as shown on the record of Stockholders of the Company as of the record date determined pursuant to Section 6.05 hereof or pursuant to applicable law. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof. A Stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. At all meetings of Stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

     Section 2.07 ORGANIZATION AND ORDER OF BUSINESS. At each meeting of the Stockholders, the Chairman of the Board of Directors, or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice-President, shall act as Chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Stockholders shall be as determined by the Chairman of the meeting.

Section 2.08 INSPECTORS. The Board of Directors may, in advance of any meeting of Stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the Chairman of the meeting may, and at the request of any Stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality any according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and so such acts as are proper to conduct the election of a vote with fairness to all Stockholders. On request of the Chairman of the meeting, any Stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be Stockholders.

     Section 2.09 ACTION WITHOUT MEETING. Except as otherwise provided by statute or the Charter, any action required or permitted to be taken at any meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth such action, is signed by all the Stockholders entitled to notice of a meeting of Stockholders but not to vote thereat have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of Stockholders' meetings.


                                 ARTICLE III

                                  DIRECTORS

     Section 3.01 NUMBER, ELECTION AND TERM. The number of Directors of the Company shall be five (5). By vote of a majority of the entire Board of Directors, the number of Directors fixed by the Company's Charter or by these By-Laws may from time to time be increased or decreased, but may not exceed fifteen (15) nor be less than three (3) except as permitted by law; provided, however, that the tenure of office of a Director shall not be affected by any decrease or increase in the number of Directors so made by the Board. At all times that the Company intends to be qualified as a real estate investment trust under the Internal Revenue Code, a majority of the Board of Directors shall be Independent Directors (as hereinafter defined). Each Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and expedience required to acquire and manage the Company's properties. At least one (1) of the Independent Directors shall have three (3) years actual direct experience in acquiring or managing properties similar to those acquired by the Company for his own account or as an agent. For purposes of these By-Laws, "Independent Director" shall mean a Director of the Company who is not employed by, or receiving any compensation (other than Director's fees and reimbursed expenses) from or otherwise affiliated with, the Company and any affiliate, and who is not affiliated, directly or indirectly, with any person(s) or entity, if any, responsible for directing and performing the day-to-day business affairs of the Company (the "Advisor"), whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or by serving as an officer or Director of, such Advisor or an affiliated business entity of such Advisor. A Director shall not be considered independent who serves as a Director of more than three (3) real estate investment trusts organized by the Company or its affiliates. Until the first annual meeting of Stockholders or until successors are duly elected and qualified, the Board shall consist of the persons named as such in the Company's Charter. At the first annual meeting of Stockholders and at each annual meeting thereafter, the Stockholders shall elect Directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be Stockholders in the Company. Stockholders wanting to nominate a person for election as a Director shall deliver written notice of such nomination at least ninety (90) days prior to an annual meeting of Stockholders and within seven (7) days following the date on which notice of a special meeting of Stockholders to elect Directors is first given to Stockholders.

     Section 3.02 POWERS. The business and affairs of the Company shall be managed in accordance with the Charter an these By-Laws under the direction of its Board of Directors and where applicable, the Independent Directors, which may exercise all of the powers of the Company, except such as are by law or by the Company's Charter or by these By-Laws conferred upon or reserved to the Stockholders.

     Section 3.03 VACANCIES. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors, may subject to the provisions of Section 3.08, be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum; provided, however, that if the Company has sought to qualify as a real estate investment trust and in accordance with Section 3.01, a majority of the Board of Directors are required to be Independent Directors, then Independent Directors shall nominate replacements for vacancies among the Independent Directors. Any vacancy occurring by reason of the removal of a Director by the Stockholders may be filled by a vote of the holders of a majority of the shares entitled to vote for the election of Directors. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors. If the Stockholders of any class or series are entitled separately to elect one or more Directors, a majority of the remaining Directors elected by that class or series or the sole remaining Director elected by that class or series may fill any vacancy among the number of Directors elected by that class or series. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of Stockholders or until his successor is elected and qualifies.

   Section 3.04 RESIGNATIONS. Any Director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

   Section 3.05 FIDUCIARY DUTY OF THE DIRECTORS. The Directors shall be charged with a fiduciary duty to the Stockholders to supervise the relationship of the Company with the Advisor.

   Section 3.06 COMMITTEES OF THE BOARD. The Board of Directors may appoint from among its members an executive committee, an audit committee and other committees composed of three (3) or more Directors. A majority of the members of any committee so appointed shall be Independent Directors (as defined in Section 3.01). The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to declare dividends or distributions on stock, recommend to the Stockholders any action which requires Stockholder approval, amend the By-Laws, approve any merger or share exchange or issue stock. However, if the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.

   Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

   One third (1/3), but not less than two (2), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of those present shall be the act of such committee. The Board of Directors may designate a Chairman of any committee and such Chairman or any two (2) members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an independent Director, such appointee shall be an Independent Director.

   Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action taken by the Committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

   Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member, or to dissolve any committee.

   Section 3.07 MEETINGS OF THE BOARD OF DIRECTORS. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine or shall be specified in the notice of such meeting.

   The initial meeting of the Board of Directors shall be held as soon as practicable after the Company has been duly formed in accordance with Maryland law. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the Stockholders at which the Directors were elected. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors as provided in
Article IV, except that no notice shall be necessary if such meeting is held immediately after the adjournment and at the site of the annual meeting of Stockholders.

   Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

   Special meetings of the Board of Directors may be called at any time by two (2) or more Directors or by a majority of the members of the executive committee, if one be constituted, in writing with or without a meeting of such committee or by the Chairman of the Board or the President.

   Notice of the place and time of every special meeting of the Board of Directors shall be delivered by the Secretary to each

Director either personally or by telephone, telegram or telegraph, or by leaving the same at his residence or usual place of business, at least forty eight (48) hours before the time at which such meeting is to be held, or by first class mail, at least three (3) days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Director at his post office address as it appears on the records of the Company, with postage thereon prepaid. For purposes of the Notice requirements provided for herein, the initial meeting of the Board of Directors following the formation of the Company shall be deemed to be a special meeting of the Board of Directors.

     Section 3.08 QUORUM AND VOTING. At all meetings of the Board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion, or the concurrence of a Majority of the Independent Directors is required for such action by law, the Company's Charter or these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Notwithstanding the first paragraph of this Section 3.08, any action pertaining to a transaction involving the Company in which any advisor, any Director or officer of the Company or any affiliate or any of the foregoing persons has an interest shall specifically be approved with respect to any isolated transactions or generally be approved with respect to any series of similar transactions, by a majority of the members of the Board of Directors, including a majority of the Independent Directors who are not parties to and have no financial interest in such transaction and who are not affiliates of such interested party, even if such Directors constitute less than a quorum.

     In approving any contract, joint venture or other transaction or series of transactions between the Company and the Advisor, any Director or officer of the Company or any affiliate of such persons, a majority of the Directors including a majority of the Independent Directors must determine that:

     (a) the contract, joint venture or other transaction as contemplated is fair and reasonable to the Company and its Stockholders and on terms and conditions no less favorable to the Company than those available from unaffiliated third parties;

     (b) if an acquisition of property other than mortgage loans is involved, the total consideration for the property being acquired is not in excess of the appraised value of such property as stated in an appraisal by a qualified independent real estate appraiser selected by the Independent Directors, which shall be obtained by the Company prior to any such acquisition, and if the price is in excess of the cost of the asset to such seller thereof, the Independent Directors shall determine that substantial justification for such excess exists and that such excess is not unreasonable;

     (c) if the transaction involves compensation to any advisor or its affiliates for services rendered in a capacity other than contemplated by the advisory arrangements, such compensation, to the knowledge of the Directors, is not greater than the customary charges for comparable services between unaffiliated persons; and

     (d) if the transaction involves the making of loans or the borrowing of money, the transaction is fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated lenders and borrowers under the same circumstances.

     The foregoing voting provisions shall not be changed without the approval of the holders of a majority of outstanding shares.

     Section 3.09 ORGANIZATION. The Chairman of the Board shall preside at each meeting of the Board of Directors, or in the absence or inability of the Chairman of the Board to preside at a meeting, the Vice-Chairman, or in his absence or inability to act, another Director chosen by a majority of the Directors present, shall act as Chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman of the meeting) shall act as Secretary of the meeting and keep the minutes thereof.

     Section 3.10 MEETING BY CONFERENCE TELEPHONE. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

     Section 3.11 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 3.12 COMPENSATION OF DIRECTORS. The Company initially shall pay each Independent Director a fee of $10,000 annually for services as a Director, plus $500 for attendance in person at each regular or special meeting of the Board of Directors. Additionally, from and after October 20, 1991, the Company shall pay to each Independent Director a fee of $250.00 for each "in person" meeting or $150.00 for each telephonic meeting of any committee thereof, meeting on a day in which the Directors as a whole do not meet. In addition, the Company shall reimburse the Directors for travel expenses incurred in connection with their duties as Directors of the Company.

     Section 3.13 INVESTMENT POLICIES AND RESTRICTIONS. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of the Company's assets, and the investment policies of the Company and the limitations thereon or amendments thereto are at all times:

     (a) consistent with such policies, limitations and restrictions as are contained in this Section 3.13, or recited in the Registration Statement on Form S-11 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with this Company's initial offering of common stock (the "Initial Offering"); and

     (b) in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1954; as amended.

     The Company shall not:

     (a) Invest more than ten percent (10%) of the value of its total assets in equity investments in and mortgage loans secured by unimproved non-income producing real property, unless the property was acquired for the purpose of producing rental or other operating income or development or construction on such land is in progress or is planned in good faith to commence within (1) year;

     (b) Invest in commodities or commodity futures contracts; provided that such limitation shall not apply to interest rate futures, when used solely for hedging purposes;

     (c) Make or invest in mortgage loans (including construction loans) on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company would exceed eighty five percent (85%) of the appraised value of the property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

     (d) Make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, affiliates of the Advisor or any Director or affiliates of the Company;

     (e) Invest in any mortgage loans that are subordinate to any liens or other indebtedness on a property if the effect of such mortgage loans would be to cause the aggregate value of all such subordinated indebtedness to exceed twenty five percent (25%) of the Company's tangible assets;

     (f) Make or invest in mortgage loans unless the Company first obtains an appraisal concerning the underlying property and a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of title;

     (g) Invest in the equity securities of any non-governmental issue, including other real estate investment trusts or limited partnerships for a period in excess of eighteen (18) months.

     (h)  Issue assessable or redeemable equity securities;

     (i) Issue options, warrants or similar evidences of a right to purchase its shares unless issued to all its Stockholders ratably, issued as part of a financing arrangement, or issued as part of an incentive stock option plan. Options, warrants or similar evidences of a right to purchase its shares shall only be issued to the Advisor, affiliates of the Advisor or any Director, or affiliates of the Company on the same terms that such options, warrants or rights, if any, are sold to the general public. Options, warrants or rights shall not be issued at exercise prices less than the fair market value of such shares on the date of the grant or, except as to options issued pursuant to an incentive stock option plan, for consideration that, in the judgment of the Independent Directors, has a market value less than the value of such option on the date of grant. Advisor, affiliates of the Advisor, any Director of any affiliates of the Company shall not exceed an amount equal to ten percent (10%) of the outstanding shares of the Company on the date of grant of any such grants, warrants or rights. Notwithstanding any of the foregoing, any incentive stock option plan shall provide for:

         (1) the aggregate number of shares which may be issued and the class of employees eligible to receive options;

          (2) the exclusion of any employee who owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company;

          (3) an option price which is not less than the lesser of (i) an amount equal to eighty five percent (85%) of the fair market price of the stock at the time the option is granted, or (ii) an amount which under the terms of the option may not be less than eighty five percent (85%) of the fair market price of the stock at the time the option is granted;

          (4) an exercise period of not more than ten (10) years from the date the option is granted;

          (5) the nontransferability of the options other than by will or the laws of descent and distribution;

          (6) the adjustment of the number of shares purchased under the option in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Company's stock;

          (7) the assumption of outstanding options by a successor corporation; and

          (8) a plan termination date of ten (10) years from the date the plan is adopted or the date the plan is approved by the Stockholders, whichever is earlier.

     (j) Issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service the higher level of debt;

     (k) Invest in real estate contracts of sale unless such contracts are in recordable form and are appropriately recorded in the chain of title;

     (l) Sell any of its properties to the Advisor, affiliates of the Advisor or any Director or affiliates of the Company;

     (m) Engage in any short sales of securities or trading, as distinguished from investment activities;

     (n) Engage in underwriting or the agency distribution of securities issued by others; or

     (o) Acquire securities in any company holding investment or engaging in activities in which the Company is prohibited to invest or engage.

     (p) Invest more than ten percent (10%) of its total assets in second mortgages, excluding wrap-around type second mortgage loans.

     The total of all acquisition fees and commissions paid by any party, and acquisition expenses paid by the Company, in connection with the Company's purchase of any property shall be reasonable and, in no event may exceed an amount equal to six percent (6%) of the funds advanced, unless a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, approve the transaction as being commercially competitive, fair and reasonable to the Company.

     The Company does not intend to invest in the securities of other issuers for the purposes of exercising control, to offer securities in exchange for property unless deemed prudent by a majority of the Directors, to repurchase or otherwise reacquire shares of the Company except as may be necessary to maintain qualification as a real estate investment trust, to issue senior securities or to make loans to other persons except tenants (typically for improvements to leased premises).

     The Independent Directors shall review the investment policies of the Company at least annually to determine that the policies then being followed by the Company are in the best interests of its Stockholders. Each such determination and the basis therefore shall be set forth in the minutes of the Board of Directors.

     The Directors shall review the borrowings of the Company quarterly for reasonableness in relation to the Company's net assets. The Company shall not incur indebtedness if, after giving effect to the incurrence thereof, aggregate indebtedness, secured and unsecured, would exceed three hundred percent (300%) of the Company's net assets on a consolidated basis. For this purpose, the term "net assets" means the total assets (less intangibles) of the Company at cost, before deducting depreciation or other non-cash reserves, less total liabilities, as calculated at the end of each quarter on a basis consistently applied. The Company shall not borrow on an unsecured basis if such borrowing will result in an asset coverage of less than three hundred percent (300%). "Asset Coverage" means the ratio which the value of the total assets less liabilities, except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings.

     The foregoing prohibitions and restrictions shall not be changed without the approval of the Stockholders of the Company.

     Section 3.14 ADVISORY ARRANGEMENTS. The Board of Directors may cause the Company to engage an Advisor to furnish advice and recommendations concerning the affairs of the Company, provide administrative services to the Company and manage the Company's day-to-day affairs pursuant to a written contract or contracts, or any renewal thereof, which have obtained the requisite approvals of the Board of Directors, including a majority of the Independent Directors.

     If such an Advisor is engaged, the Board of Directors shall evaluate the performance of the Advisor and its key personnel before entering into or renewing an advisory arrangement. The minutes of meetings with respect to such evaluation shall reflect the criteria used by the Board of Directors in making such evaluation. Prior to entering into a contract with any Advisor, the Board of Directors may determine that such advisor possesses sufficient qualifications (a) to perform the advisory function for the Company and (b) to justify the compensation provided for in its contract with the Company. Each contract for the services of an Advisor entered into by the Board of Directors shall have a term of no more than one year, but may be renewed annually at or prior to the expiration of the contract. Each contract shall be terminable by a majority of the Independent Directors, or the advisor on sixty (60) days written notice without cause or immediately by mutual consent of the parties thereto.

     If an Advisor is engaged, the Independent Directors shall determine at least annually that the compensation which the Company contracts to pay the Advisor is reasonable in relation to the nature and quality of services performed and also shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of such contract are being carried out. Each such determination shall be based upon the following factors and all other factors the Independent Directors may deem relevant and the findings of the Independent Directors on each of such factors shall be recorded in the minutes of the Board of Directors:

     (a) the size of the advisory fee and expense reimbursement in relation to the size, composition and profitability of the investment portfolio of the Company;

     (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Company;

     (c) the rates charged to other companies similar to the Company and to other investors by advisors performing comparable services;

     (d) additional revenues realized by the Advisor and its affiliates through their relationship with the Company or by others with whom the Company does business;

     (e) the quality and extent of service and advice furnished to the Company including the frequency of problem investments and competence in dealing with distress situations;

     (f) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital; and

     (g) the quality of the investment portfolio of the Company in relationship to the investments generated by the Advisor for its own account.

     Section 3.15 PROPERTY MANAGEMENT ARRANGEMENTS. The Board of Directors shall cause the Company to engage a property manager who will be responsible for the day-to-day operations of the Company's properties, including leasing, rent collection and maintenance pursuant to a written contract or contracts, or any renewal thereof subject to overall review and supervision by the Board of Directors. The Board of Directors shall evaluate the performance of the management company before entering into or renewing any management arrangement.

     Section 3.16 TOTAL EXPENSES. The Independent Directors shall determine, from time to time but at least annually, that the total fees and expenses of the Company are reasonable in light of the Company's investment experience, net assets, net income and all other relevant factors, and each such determination and the factors in support thereof shall be recorded in the minutes of the next meeting of the Board of Directors. The Independent Directors shall have a fiduciary duty to limit the "Total Operating Expenses" to amounts that do not exceed (for the twelve (12) months ending with the end of each fiscal quarter of the Company) the greater of (a) two percent (2%) of the "Average Invested Assets" or (b) twenty five percent (25%) of the Company's Net Income (the "Limitations"). The Company shall send a written disclosure to all Stockholders within sixty (60) days of the end of any fiscal quarter of the Company for which the Total Operating Expenses for the twelve (12) months then ended exceeded the Limitation. Such written disclosure shall contain an explanation of the Independent Directors for such excess expenditures and the factors considered by the Independent Directors in concluding that such higher Total Operating Expenses were justified, if any. In the event the Total Operating Expenses exceed the Limitation, the Advisor, if any, shall reimburse to the Company out of fees earned by the Advisor for the Fiscal Year the amount by which Total Operating Expenses exceeded the Limitation.

     As used herein, the following terms shall have the following meanings:

     (a) "Total Operating Expenses" for any period shall mean the aggregate operating, general and administrative expenses as determined under generally accepted accounting principles (including all fees paid directly or indirectly by the Company to the Advisor) exclusive of expenses of raising capital, interest payments, taxes, non-cash expenditures (including but not limited to depreciation, amortization and bad debt reserves) and direct asset acquisition, operation and disposition costs.

     (b) "Average Invested Assets" for any period shall mean the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation, bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each calendar month during such period.

     (c) "Net Income" for any period shall mean total revenues applicable to such period (excluding any gain from the sale of the assets of the Company), less the expenses applicable to such period, other than additions to reserves for depreciation, bad debts or other similar non-cash reserves determined in accordance with generally accepted accounting principles.

     The foregoing provisions shall not be changed without the approval of the holders of a majority of the outstanding shares.

     Section 3.17 REAL ESTATE BROKERAGE COMMISSIONS. Upon the sale of any of the Properties with respect to which sale the Advisor or any Director or officer of the Company, or any of their affiliates performs a substantial amount of services, the Advisor or such affiliate shall be entitled to receive a real estate brokerage commission customary and competitive for comparable size and type of properties in the area where the sold Property is located (hereinafter referred to as the "Competitive Commission"); provided that such commission shall not exceed three percent (3%) of the contracted sales price for such Property. In the event such brokerage commissions are also payable to any other party pursuant to such transactions, the Advisor or any such affiliate shall be entitled to one half (1/2) of all such commissions paid in connection therewith, provided that the total of such commissions paid to all parties shall not exceed the lesser of the Competitive Commission or six percent (6%) of the sales price of such Property.

                                 ARTICLE IV

                             WAIVERS OF NOTICE

     Section 4.01 Whenever any notice of the time, place or purpose of any meeting of Stockholders, Directors or committee is required to be given under law or under the provisions of the

Company's Charter or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Stockholders in person or by proxy, or at the meeting of Stockholders in person or by proxy, or at the meeting of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons. When a meeting of Stockholders is adjourned to another time and place, unless the Board of Directors after the adjournment is for more than thirty (30) days, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.


                                 ARTICLE V

                                 OFFICERS

     Section 5.01 OFFICERS. The officers of the Company shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one (1) or more Vice Presidents, and one or more Assistant Secretaries and Treasurers (also from time to time referred to by the Company as Financial Officers). Two (2) or more offices, except those of President and Vice President may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one (1) capacity, if such instrument is required by law, the Company's Charter or these By-Laws to be executed, acknowledge or verified by two (2) or more officers.

     The Board of Directors at its first meeting after each annual meeting of Stockholder shall choose a President, a Secretary and a Treasurer, none of whom need to be a member of the board.

     Section 5.02 OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 5.03 COMPENSATION. The salaries of all officers and agents of the Company shall be fixed by the Board of Directors.

     Section 5.04 REMOVAL; RESIGNATION. The officers of the Company shall serve at the pleasure of the Board of Directors, and until their successors are chosen and qualified. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if time not be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

     Section 5.05 CHAIRMAN. The Chairman of the Board, if one shall be elected, shall, if present, preside at all meetings of the Board of Directors and Stockholders and exercise and perform such other powers and duties as may be from time to time be assigned to him by the Board of Directors or prescribed by these By-Laws and as may be set forth herein.

     Section 5.06 PRESIDENT. The President shall be the chief executive officer of the Company. The President shall have general and active control of the business, finances and affairs, subject to the control of the Board of Directors. Except as may otherwise be provided by the Board of Directors from time to time, the President shall have general power to execute bonds deeds, contracts, conveyances and other instruments in the name of the Company and to affix the corporate seal, to appoint all employees and agents of the Company whose appointment is not otherwise provided for and to fix the compensation thereof subject to the provisions of these By-Laws and subject to the approval of the Board of Directors; to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors to suspend for cause, pending final action by the body which shall have appointed him, any officer other than an elected officer, or any employee or agent who shall have been appointed by the Board of Directors. In the absence of the Chairman of the Board to act, the President shall have authority to exercise the power and perform the duties of the Chairman of the Board. He shall have such further powers and duties as may be conferred on him by the Board of Directors.

     Section 5.07 VICE PRESIDENT. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 5.08 SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Stockholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Company, and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary's signature or by the signature of an Assistant Secretary.

     Section 5.09 ASSISTANT SECRETARY. The Assistant Secretary, or if there by more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 5.10 TREASURER AND ASSISTANT TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence of disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 5.11 DELEGATION OF DUTIES. In the case of the absence of any officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer from the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

     Section 5.12 INDEMNIFICATION. Except as set forth in the next sentence, no indemnification will be allowed for any liability imposed by judgment and costs associated therewith, including attorneys' fees, arising from and out of a violation of state or federal securities laws. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending on the merits (including defense by virtue of a dismissal with prejudice) such lawsuits, provided that a court is apprised of the positions of the Tennessee Securities Division, the North Carolina Securities Administrator, and other applicable state securities administrators, and the Securities and Exchange Commission with respect to indemnification for securities law violations before seeking court approval for indemnification and such court either:

    (a) Approves the settlement and finds that indemnification of the settlement and related costs should be made, or

    (b) Approves indemnification of litigation costs if a successful defense is made.

    Subject to the foregoing limitations and restrictions, each officer, Director or employee of the Company shall be indemnified by the Company to the full extent permitted under the General Laws of the State of Maryland and other applicable law, provided that such person determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company and such liability or loss was not the result of negligence or misconduct by such person.

    Indemnification pursuant to this Section is recoverable only from the assets of the Company, and no amount is recoverable from Stockholders.

                                  ARTICLE VI

                             CERTIFICATES OF STOCK

    Section 6.01 CERTIFICATES. Each Stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by him in the Company. Each certificate shall be signed by the Chairman of the Board or the President or a Vice President and countersigned by the Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal.

    The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In cases any officer who has signed any certificate ceases to be an officer of the Company before the certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if the officer has not ceased to be such officer as of the date of its issue. Each stock certificate shall include on its face the name of the Company, the name of the Stockholder and the class of stock and number of shares represented by the certificate. If the Company has authority to issue stock of more than one class, the stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions or redemption of the stock of each class which the Company is authorized to issue and, if the Company is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Company will furnish to any Stockholder upon request and without charge, a full statement of such information. A summary of such information included in a registration statement permitted to become effective under the Federal Securities Act of 1933, as now or hereafter amended, shall be an acceptable summary for purposes of this Section. Every stock certificate representing shares of stock which are restricted as to transferability by the Company shall contain a full statement of the restriction or state that the Company will furnish information about the restriction to the Stockholder on request and without charge. A stock certificate may not issued until the stock represented by it is fully paid, except in the case of stock purchased under an option plan as permitted by law.

    Section 6.02 LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Company a bond, with sufficient surety, to the Company to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

    Section 6.03 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may in its discretion, appoint one or more banks or trust companies is such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of stock of the Company; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and/or registered by one of such registrars.

      Section 6.04 TRANSFER OF STOCK. No transfers of shares of stock of the Company shall be made if (i) void AB INITIO pursuant to Article VII of the Company's Charter, or (ii) the Board of Directors, pursuant to such
Article VII, shall have refused to transfer such shares. The Board of Directors of the Company may:

      (a) Redeem the outstanding shares of stock of the Company or restrict the transfer of such shares to the extent necessary to prevent the concentration of ownership of more than fifty percent (50%) of the outstanding shares of the Company in the hands of five (5) or fewer individuals or entities and to ensure that the Company always has at least one hundred (100) Stockholders;

      (b) Refuse to effect a transfer of shares of stock of the Company to any person who as a result would beneficially own shares in excess of nine and eight tenths percent (9.8%) of the outstanding shares of the Company ("Excess Shares"); and

      (c)  Redeem Excess Shares held by any Stockholder of the Company.

      Permitted transfers of shares of stock of the Company shall be made on the stock records of the Company only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by the Company's Charter, these By-Laws, or by action of the Board of Directors thereunder, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

       Section 6.05 FIXING OF RECORD DATES; CLOSING OF TRANSFER BOOKS. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining Stockholders entitled to notice of, or to vote at, any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days, and in case of meeting of Stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of Stockholders is to be taken.

      Section 6.06 REGISTERED STOCKHOLDERS. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls, if any, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

      Section 6.07 REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Company.


                                   ARTICLE VII

                                GENERAL PROVISIONS

      Section 7.01 DIVIDENDS. Subject to the provisions of the Company's Charter and any requirements of applicable law, quarterly dividends of substantially all of the Company's available cash flow from operation of its properties, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in its own shares, or in other marketable securities, subject to the provisions of law and of the Company's Charter. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board of Directors shall deem conducive to the interests of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. The Company shall disclose in a written statement accompanying each payment the source or sources of such payment to the extent such source or sources is or are other than from current operations.

       Section 7.02 ANNUAL REPORT. The President or a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct report of the affairs of the Company, including financial statements for the preceding fiscal year, which shall be prepared in accordance with generally accepted accounting principles, audited and certified by independent certified public accountants and distributed to Stockholders within one hundred twenty (120) days after the close of the Company's fiscal year and a reasonable period of time (not less than thirty (30) days) prior to the annual meeting of Stockholders. Such report shall also be submitted at the annual meeting and shall be filed within twenty

(20) days thereafter at the principal office of the Company in the State of Maryland. The annual report shall also include full disclosure of all material terms, factors and circumstances surrounding any transactions between the Company and the Advisor, any Director, or any affiliates of the Advisor or such Director. The Independent Directors will comment on the fairness of such transactions in the annual report.

    The Company shall also publish in the annual report (i) the ratio of the cost of raising capital during the year to the capital raised and (ii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and all affiliates of the Advisor by the Company, including fees or charges paid to such Advisor and all affiliates of the Advisor by third parties doing business with the Company.

    Section 7.03 QUARTERLY REPORT. The President or a Vice President or the Treasurer shall also prepare or cause to be prepared quarterly for each of the first three (3) quarters of each fiscal year, a full and correct report of the affairs of the Company, including a balance sheet and financial statement of operations for the preceding fiscal quarter, which need not be certified by independent certified public accountants and shall be distributed to Stockholders within forty five (45) days after the close of the Company's preceding fiscal quarter.

    Section 7.04 CHECKS. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company shall be signed by the President or the Treasurer or by such officer or officers as the Board of Directors may from time to time designate.

    Section 7.05 DEPOSITORIES AND CUSTODIANS. The funds of the Company shall be deposited with such banks or other depositories as the Board of Directors of the Company may from time to time determine. All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Company may from time to time determine.

    Section 7.06 BOOKS OF ACCOUNT AND RECORDS. The Company shall maintain at its office in the City of Omaha and State of Nebraska correct and complete books and records of account of all the business and transactions of the Company. Upon request of any Stockholder, there shall be made available in accordance with the provisions of Maryland law, a record containing the number of shares of stock issued during a specified period not to exceed (12) twelve months and the consideration received by the Company for each such share.

    Section 7.07 INFORMATION FOR INSPECTION. Any Stockholder of the Company or his agent may inspect and copy during usual business hours the Company's By-Laws, minutes of the proceedings of its

Stockholders, Annual Reports of its affairs and voting trust agreements on file at its principal office.

    Section 7.08 FISCAL YEAR. The fiscal year of the Company shall be the calendar year.

    Section 7.09 SEAL. The corporate seal shall have inscribed thereon the name of the Company and the year and state of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

    Section 7.10 STOCK LEDGER. The Company shall maintain at its office in the City of Omaha and State of Nebraska an original stock ledger containing the names and addresses of all Stockholders and the number of shares of each class held by each Stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                                 ARTICLE VIII

                                  AMENDMENTS

    Section 8.01 DIRECTORS. Except as otherwise provided herein, the Board of Directors shall have the power, in accordance with the Charter, at any regular meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter, modify or repeal any By-Laws of the Company and to make new By-Laws, except that the Board of Directors shall not alter, modify or repeal any By-Laws made by the Stockholders.

    Section 8.02 STOCKHOLDERS. The Stockholders shall have the power, at any annual meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter, modify or repeal any By-Laws of the Company and to adopt new By-Laws by a vote of a majority of the Stockholder votes entitled to be cast thereon. Notwithstanding the foregoing, any amendment, alteration, modification or repeal of the provisions in
Section 6.04 hereof, shall require an affirmative vote of not less than sixty six and two-thirds (66 2/3) of the Stockholder votes entitled to be cast thereon.

    These By-Laws were adopted by a duly-authorized vote of the Board of Directors of the Company and were last amended at a regular meeting of the Directors on April 20, 1992 and are hereby certified as true and correct.


                                                     /s/ Joseph H. Carter
                                                 ------------------------------
                                                  Joseph H. Carter, President